UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 17, 2006
Crown Crafts, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7604	58-0678148

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (225) 647-9100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
     On August 17, 2006, Crown Crafts, Inc. (the “Company”), and Barron Capital Advisors, LLC (“Barron”), a Delaware limited liability company (“Barron”), entered into a Support Agreement (the “Agreement”), which provides for certain restrictions on the acquisition, transfer and voting of shares of the capital stock of the Company by Barron and other persons controlled by Barron (collectively with Barron, the “Barron Group”). Pursuant to the Agreement, the Barron Group may acquire, in the aggregate, up to 9.9% of the outstanding shares of the capital stock of the Company.
     The description contained herein of the Agreement is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.
Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Support Agreement dated as of August 17, 2006 between the Company and Barron Capital Advisors, LLC

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.
By:	/s/ E. Randall Chestnut
E. Randall Chestnut,
President and Chief Executive Officer

Dated: August 22, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Support Agreement dated as of August 17, 2006 between the Company and Barron Capital Advisors, LLC